As filed with the Securities and Exchange Commission on May 7, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rubicon Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3674	36-4419301
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

9931 Franklin Avenue

Franklin Park, Illinois 60131

(847) 295-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Raja M. Parvez

President and Chief Executive Officer

9931 Franklin Avenue

Franklin Park, Illinois 60131

(847) 295-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Scott L. Glickson, Esq. David N. Oakey, Esq. McGuireWoods LLP 77 West Wacker Drive Chicago, Illinois 60601 Telephone: (312) 321-7652 Facsimile: (312) 698-4585

Robert P. Latta, Esq.

J. Robert Suffoletta, Esq.

Derek L. Willis, Esq.

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

900 S. Capital of Texas Highway

Las Cimas IV, Fifth Floor

Austin, Texas 78746-5546

Telephone: (512) 338-5400

Facsimile: (512) 338-5499

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-150205

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐	Non-accelerated filer ☑ Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	517,500	$24.00	$12,420,000	$489

(1)	Includes 67,500 shares of common stock that the underwriters have the option to purchase to cover over allotments, if any.
(2)	The 517,500 shares being registered under this Registration Statement are in addition to the 4,025,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-150205).
(3)	Based on the public offering price.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Rubicon Technology, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of an independent registered public accounting firm. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-150205), initially filed by the Registrant on April 11, 2008 and declared effective by the Securities and Exchange Commission on May 6, 2008. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders by 517,500 shares, including increasing by 67,500 the shares subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-150205), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this Registration Statement by wire transfer of such amount to the Commission’s account at US Bank as soon as practicable (but no later than the close of business on May 7, 2008); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than May 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Park, State of Illinois, on May 7, 2008.

Rubicon Technology, Inc.

By:	/S/ RAJA M. PARVEZ
	Name:	Raja M. Parvez
	Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RAJA M. PARVEZ Raja M. Parvez	Chief Executive Officer, President and Director (Principal Executive Officer)	May 7, 2008

/S/ WILLIAM F. WEISSMAN William F. Weissman	Chief Financial Officer (Principal Accounting and Finance Officer)	May 7, 2008

* Don N. Aquilano	Chairman of the Board	May 7, 2008

* Donald R. Caldwell	Director	May 7, 2008

* Gordon Hunter	Director	May 7, 2008

* Michael E. Mikolajczyk	Director	May 7, 2008

* Raymond J. Spencer	Director	May 7, 2008

*By:	/S/ WILLIAM F. WEISSMAN
William F. Weissman, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description

5.1		Opinion of McGuireWoods LLP

23.1		Consent of Grant Thornton LLP

23.2		Consent of McGuireWoods LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney

*	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-150205), initially filed by the Registrant on April 11, 2008 and declared effective by the Securities and Exchange Commission on May 6, 2008